Exhibit 10.58

THIS ADDENDUM No. 3 is made this 30 day of May 2017
BETWEEN:

(1)	DA PACIFIC MARITIME S.A., of 19th floor, Banco General Tower, Aquilino De La Guardia Street, Marbella, Panama City, Republic of Panama (the "Sellers");
(2)	SEANERGY MARITIME HOLDINGS CORP., having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, Republic of the Marshall Islands ("Seanergy"); and
(3)	PARTNER SHIPPING CO., having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, Republic of the Marshall Islands (the "Buyers").

WHEREAS:

(A)	The Sellers are the registered owners of the DONG-A ARTEMIS currently registered under the flag of Panama with IMO number 9597848 (the "Vessel"); and
(B)
The Sellers and Seanergy have entered into a "SALEFORM 2012" Memorandum of Agreement dated 28 March 2017 (together with the Addendum no. 1 dated 25 April 2017 and Addendum no.2 dated 15 May 2017 and together with any and all other addenda thereto referred to as the "Agreement") for the sale of the Vessel by the Sellers to the Buyers, being Seanergy's guaranteed nominee;

(C)
Seanergy and the Sellers have entered into an escrow agreement dated 29 March 2017 which has been further acknowledged by Clyde & Co Clasis Singapore Pte. Ltd. being the escrow agent (the "Escrow Agent") to hold the sum of US$3,265,000.00 (United States Dollars Three Million Two Hundred and Sixty Five Thousand representing the 10% of the gross Purchase Price of the MOA (the "Deposit");

(D)
Pursuant to the Agreement the Sellers have agreed to advise their full bank account details to the Buyers and have further requested from the Buyers that the payment of the 10% Deposit be made to another bank account of Dong-A Tanker Corporation, the beneficial owner of the Vessel.

IT IS NOW THEREFORE MUTUALLY AGREED BETWEEN THE PARTIES AS FOLLOWS:

BANK ACCOUNT DETAILS WITH RESPECT TO THE PAYMENT OF THE 10% DEPOSIT
The Sellers, hereby nominate with the following account details:
Beneficiary Bank: KEB Hana Bank
Bank Address: 18, Gwangbok-ro 97beon-gil, Jung-gu, Busan, Republic of Korea
Swift Code: KOEXKRSE
Account Number: 203-8900-3703-038
Beneficiary: Dong-A Tanker Corporation
Reference: Payment of Deposit of DONG-A ARTEMIS – MOA DD 28.03.2017
as the bank and bank details where the Deposit shall be paid pursuant to Clause 3 of the Agreement.
It is further hereby agreed that the payment of the Deposit in the above mentioned account of Dong-A Tanker Corporation shall constitute full and final payment and settlement of the Deposit under the MOA and Seanergy's and the Buyers' obligation to pay the Deposit to above account shall be fully fulfilled under the MOA.
Except as provided hereinabove, the terms and conditions of the Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF the parties hereto have caused this Addendum No. 3 to be executed by their duly authorised representatives on the date written above.
EXECUTED	)
By Kyung won Kang	)	/s/ Kyung won Kang
for and on behalf of	)
DA PACIFIC MARITIME S.A.	)

EXECUTED	)
By Gordon Mackay Inkson	)	/s/ Gordon Mackay Inkson
for and on behalf of	)
SEANERGY MARITIME HOLDINGS CORP.	)

EXECUTED	)
By Gordon Mackay Inkson	)	/s/ Gordon Mackay Inkson
for and on behalf of	)
PARTNER SHIPPING CO.	)